SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 Date of Report
                       (Date of earliest event reported):

                                  June 1, 2004
                    ----------------------------------------

                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)

Delaware                                        1-8002                             04-2209186
(State or other jurisdiction of                 (Commission File Number)           (I.R.S. Employer Identification
incorporation or organization)                                                     Number)

                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
               (Address of principal executive offices) (Zip Code)

                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

         This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward Looking Statements" in the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004. These include risks and uncertainties relating to the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, retention of contingent liabilities from businesses we sold, realization of potential future savings from new sourcing initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired: Not applicable. (b) Pro Forma Financial Information: Not applicable. (c) Exhibits
                  99       Press Release dated June 1, 2004.

Item 9. Regulation FD Disclosure (Information furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition").

         On June 1, 2004, the Registrant announced that it had entered into a definitive agreement for the sale of substantially all of its optical technologies segment and the impact of the sale on the Registrant's financial results for the fiscal quarter ended April 3, 2004 as well as on its guidance. The full text of the press release issued in connection with the announcement as well as its guidance is attached as Exhibit 99 to this Form 8-K and incorporated herein by reference.

         In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Form 8-K and Exhibit 99 attached hereto is being furnished under "Item 9. Regulation FD Disclosure" rather than under "Item 12. Disclosure of Results of Operations and Financial Condition." The information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 2nd day of June 2004.


                                                 THERMO ELECTRON CORPORATION


                                                 By:    /s/ Kenneth J. Apicerno
                                                 -------------------------------
                                                 Kenneth J. Apicerno
                                                 Treasurer

                                                                      Exhibit 99

[THERMO LOGO]
                                                                            NEWS
FOR IMMEDIATE RELEASE
Media Contact Information:                   Investor Contact Information:
Lori Gorski                                  J. Timothy Corcoran
Phone:  781-622-1242                         Phone:   781-622-1111
E-mail: lori.gorski@thermo.com               E-mail:  tim.corcoran@thermo.com
        ----------------------                        -----------------------
Website:  www.thermo.com

         Thermo Electron Announces Sale of Optical Technologies Segment
                             to Newport Corporation

Earnings Guidance Adjusted to Account for Sale and Continued Strength of Core Businesses

WALTHAM, Mass. (June 1, 2004) - Thermo Electron Corporation (NYSE:TMO) announced today that it has entered into a definitive agreement for the sale of its Optical Technologies Segment, Spectra-Physics, to Newport Corporation (NASDAQ:NEWP) for $300 million, subject to a post-closing balance sheet adjustment. Thermo Electron expects to realize an after-tax gain from the transaction of approximately $.50 per share.

The purchase price of $300 million is comprised of $200 million in cash, $50 million in a five-percent note due in 2009, and $50 million in Newport Corporation common stock. Thermo will retain ownership of a small business in the Optical Technologies Segment that makes highly technical digital cameras used in Thermo's Scientific Instruments Division. Guy Broadbent, president of Spectra-Physics, will remain with Thermo as a member of its executive team. Spectra-Physics reported $212 million in revenues in 2003, representing 10 percent of Thermo's overall revenue for the year.

"The sale of Spectra-Physics further sharpens Thermo's focus as the world's leading analytical instruments provider," said Marijn E. Dekkers, president and chief executive officer of Thermo Electron Corporation. "Going forward, we can now commit all of our energies on providing instruments, scientific equipment, consumables, services, and software solutions to life sciences and industrial laboratories, as well as various process industries. We remain very excited about our business potential and the opportunity to grow Thermo, creating greater value for our shareholders, customers, business partners, and employees.

"While we have been very pleased with Spectra-Physics' recent performance, there are significant differences between its long-term strategic direction and that of Thermo. Therefore, we determined that it is in Thermo's best interest to realize the attractive value of Spectra-Physics at this time, and for the business to continue forward with a new owner. We believe that Spectra-Physics is a terrific strategic fit with Newport's photonics business, and the combined business will be better positioned to create value for its customers. We wish the Spectra-Physics team continued success in the future," Dekkers concluded.

This sale is subject to regulatory approval as well as other customary closing conditions, and is expected to be completed in the third quarter of 2004. Under the terms of the agreement, Thermo has agreed to certain restrictions on the sale by Thermo of the Newport shares it receives in this transaction. The restrictions will lapse gradually over an 18-month period, with no sales permitted prior to six months after the closing.

Financial Impact on Guidance
The execution of this agreement with Newport will result in Spectra-Physics being treated as a discontinued operation in Thermo's financial statements beginning in the second quarter of 2004. As a result, Thermo will restate its historical financial statements by removing Spectra-Physics from its results from continuing operations and reporting the business separately as a discontinued operation.

According to Theo Melas-Kyriazi, chief financial officer, Thermo Electron Corporation, "The effect of this change in classification of Spectra-Physics' results will decrease our first-quarter 2004 earnings from continuing operations by $.02 per share on both a GAAP and adjusted basis, and will result in a corresponding $.02 per share increase in earnings from discontinued operations.

"With respect to our previously announced adjusted EPS guidance of $.29 to $.31 for the second quarter of 2004, we expect to report $.02 per share in earnings from Spectra-Physics in discontinued operations, and $.27 to $.29 per share from continuing operations.

With respect to the full-year 2004, our previously adjusted EPS guidance from continuing operations was $1.23 to $1.28. The sale of Spectra-Physics will negatively impact this guidance by $.07 net of an estimated $.01 share of interest income from the divestiture proceeds.

"However, due to strong results year-to-date and increasing confidence in continued strength for the balance of 2004, we are raising our 2004 adjusted EPS guidance for the Life and Laboratory Sciences and Measurement and Control segments by $.04," Melas-Kyriazi continued. "Therefore, our new adjusted EPS guidance from continuing operations is $1.20 to $1.25 for the full-year 2004, which reflects the $.07 negative impact from the divestiture of Spectra-Physics and the $.04 increased guidance in continuing operations for our core businesses.

We  expect  to  reinvest  the  proceeds  of  the  sale  of   Spectra-Physics  in
acquisitions of businesses complimentary to our core businesses. Accordingly, we are not changing our adjusted earnings per share goal of $1.65 for 2006."

The adjusted EPS guidance included in this press release excludes approximately $.02 of expense per quarter from the amortization of acquisition-related intangible assets for acquisitions completed through the first quarter of 2004, and the other items described below under the heading "Use of Non-GAAP Financial Measures."

Use of Non-GAAP Financial Measures
Adjusted EPS is a non-GAAP financial measure. Adjusted EPS excludes restructuring and other costs/income and amortization of acquisition-related intangible assets, certain other gains and losses, tax provisions/benefits related to the previous items, and benefit from tax credit carryforwards. We exclude these items because they are outside of our normal operations and, in certain cases, are difficult to forecast accurately for future periods. Thermo provides its earnings guidance on an adjusted basis only as it is not feasible to provide GAAP earnings guidance because the items excluded, other than the amortization expense, are difficult to predict and estimate and are primarily dependent on future events, such as decisions concerning the location and timing of facility consolidations, and the timing of and proceeds from the sale of our remaining equity interest in Thoratec Corporation.

About Thermo Electron
A world leader in high-tech instruments, Thermo Electron Corporation helps life science, laboratory, and industrial customers advance scientific knowledge, enable drug discovery, improve manufacturing processes, and protect people and the environment with instruments, scientific equipment, services, and software solutions. Based in Waltham, Massachusetts, Thermo Electron has revenues of more than $2 billion, and employs approximately 11,000 people in 30 countries worldwide. For more information, visit www.thermo.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-Looking Statements" in the company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2004. These include risks and uncertainties relating to: the need to develop new products and adapt to significant technological change, dependence on customers that operate in cyclical industries, general worldwide economic conditions and related uncertainties, the effect of changes in governmental regulations, dependence on customers' capital spending policies and government funding policies, use and protection of intellectual property, exposure to product liability claims in excess of insurance coverage, retention of contingent liabilities from businesses we sold, realization of potential future savings from new productivity initiatives, implementation of new branding strategy, implementation of strategies for improving internal growth, the effect of exchange rate fluctuations on international operations, identification, completion and integration of new acquisitions and potential impairment of goodwill from previous acquisitions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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